Exhibit 10.10
Vital Health Technologies, Inc.
Form 10-KSB
File No. 000-15243

          INDEPENDENT CONTRACTOR / CONSULTANT AGREEMENT

     This agreement, dated 8/29/00 , between Vital Health
     Technologies, L.L.C. ("VHT") a Minnesota Limited
     Liability Company, and  "CONTRACTOR"), an individual. SRC
     Funding, Inc.

     Period of agreement: To begin as of the date above.

     Services to be provided:

     1. Engagement of contractor. VHT hereby engages
     CONTRACTOR on a work-for-hire, as needed to provide services as listed above. VHT shall pay compensation to CONTRACTOR as itemized in Exhibit A.

          * CONTRACTOR shall determine CONTRACTOR'S own working hours. If working at VHT'S premises, time schedules will be agreed on between VHT and CONTRACTOR
          * CONTRACTOR shall be assigned the Work. but shall be responsible for and will conduct all of CONTRACTOR'S business in CONTRACTOR'S own name and in such mariner as it may see fit.
          * CONTRACTOR will pay all expenses whatever of CONTRACTOR'S activities and be responsible for the acts and expenses of CONTRACTORS employees, and CONTRACTOR'S own profits and losses.
          * Nothing in this Agreement shall be construed to constitute CONTRACTOR as the partner, employee or agent of VHT nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain as an independent contractor responsible only for its own actions.
          * CONTRACTOR Agrees to indemnify VHT against all claims based on or arising out of this Agreement, including limitation claims for taxes.
          * CONTRACTOR shall not be considered an employee and shall have no right to any employee benefits. As neither CONTRACTOR nor its personnel are VHT's employees. VHT shall not take any action or provide CONTRACTOR'S personnel with any benefits or commitments inconsistent with any of such undertakings by CONTRACTOR. In particular:
          * VHT will not withhold FICA (Social Security) from CONTRACTOR'S payments.
          * VHT will not make state of federal unemployment insurance contributions on behalf of CONTRACTOR or its personnel.
          * VHT will not withhold state and federal income tax from payment to CONTRACTOR.
          *    VHT will not make disability insurance
          contributions on behalf of CONTRACTOR.
          * VHT will not obtain worker's compensation insurance on behalf of CONTRACTOR or its personnel.

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     2. Trade Secrets. This Agreement is intended to establish
     and protect the rights of VHT with respect to confidential information, including without limitation, undisclosed financial information, customer lists, business plans, product development plans, computer software source code, hardware engineering designs, inventions, developments and other work product, pending trademark, copy or patent applications, contents or ideas contained therein, know how and show how or other confidential or secret information concerning the business and affairs of the corporation and/or its directors, officers or employees which is directly or indirectly useful to VHT in any aspect of VHT's business (collectively referred to for purposes of this Agreement, but without changing their respective legal character, as Trade Secrets") for which the CONTRACTOR will be paid compensation as an independent contractor of VHT. CONTRACTOR therefore agrees that CONTRACTOR will not, during the term of this Agreement or at any time thereafter, use for CONTRACTOR or for others, any information and material which is identified by VHT or third parties as Trade Secrets or which the CONTRACTOR has reason to believe is of a confidential or secret nature, and will not disclose during the term of this Agreement or at any time thereafter, directly or indirectly, to any person outside the employ of VHT any such Trade Secrets without the express consent of an OFFICER of VHT and that CONTRACTOR will use such Trade Secrets exclusively in furtherance of CONTRACTOR'S lawful duties under this agreement. VHT and CONTRACTOR further agree to treat this agreement, the work to be performed, and the Work Product as confidential and shall disclose the same to CONTRACTORS employees only on a need to know basis.

     CONTRACTOR agrees that VHT Trade Secrets constitute unique and valuable assets of VHT and represent a substantial investment of time and expense by VHT and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of VHT would be wrongful and would cause irreparable harm to VHT The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from VHT other than as a direct or indirect result of the breach of this Agreement by CONTRACTOR.

     3. Ownerships Work Product. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques. inventions, processes, or works of authorship developed or created by CONTRACTOR or its personnel during the course of performing VHT's Work (collectively, the "Work Product") shall belong, exclusively to VHT and shall, to the extent possible, be considered a work made for hire for VHT within the meaning of title 17 of the United States Code. CONTRACTOR herewith automatically assigns and irrevocably transfer and shall cause its personnel automatically to assign and irrevocably transfer at the time of creation of the Work Product, without any requirement of further consideration, any right title, or interest it or they may have in such Work Product, including any copyrights or other intellectual property rights pertaining thereto. Upon request of VHT CONTRACTOR shall take such further actions, and shall cause its personnel to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to By virtue of this Agreement, all rights, title, and interest to all Work Product of CONTRACTOR, and confidential information, and all improvements developed within the course and scope of the performance by CONTRACTOR Of this Agreement, whether or not patentable or copyrightable, including without limitation source code computer programs, manuals and related materials is hereby assigned to and shall become the property of VHT CONTRACTOR shall promptly disclose to VHT all such Work Product, confidential information and improvements. To the extent reasonably required by VHT CONTRACTOR shall

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     cooperate with VHT in connection with any application for
     patenting or copyrighting any such Work Product, confidential information and improvements and shall execute all documents tendered by VHS to evident its ownership thereof and will cooperate with VHT in obtaining, defending and enforcing VHT's rights therein.

     4 . Pre-existing Works License. CONTRACTOR claims and hereby reserves and retains ownership of the works identified in Exhibit B attached hereto, which CONTRACTOR created before entering into this Agreement. With respect to such works, and without Rather charge, to the extent the same are utilized, are necessary for or otherwise relate to the Work, VHT shall have a non-exclusive license to Use such works in machine-readable form throughout VHT's organization. Pursuant to such license, VHT may also modify and make additional copies of such works for internal use and installation by VHT CONTRACTOR shall also make available the source code version of such works, as requested by VHT for support and maintenance purposes, provided that the use and handling of all source code shall be subject to strict confidentiality procedures. VHT is cautioned against making unreviewed changes to such works that could disrupt or impair the functioning of the Software.

     5. Noncompetition During the term of this Agreement and for the (6) month period following the termination of this Agreement, CONTRACTOR will not directly or indirectly:

     * Own, manage operate or control, be employed by or act as a consult-ant, director agent or advisor to, or in any other manner, perform any services for any corporation, partnership, person, firm or other business or business entity that is engaged in competition, with any part of VHT 's business, including without limitation, the business of manufacture, development, design, marketing, distribution, or sale of variance cardiographs and/or such other products as VHT designs, manufactures, develops, distributes, sells or markets during the Term or has proposed to design, manufacture, develop, distribute, sell or market during the six month period after the expiration of the Term.

     * Interfere with the actual or prospective relationship of VHT for any competitive reason induce or attempt to induce any employee or consultant of VHT to do any of the foregoing or to induce any employee of VHT to his/her employment, or to otherwise discontinue or interfere with the relationship of VHT (whether contractual or otherwise) with any customer or any other employee's employment with VHT for any competitive reason.

     6. Term and Termination. This Agreement will become effective on the date first shown above and will continue in effect until terminated as provided by law for termination or removal of independent Contractors, Officers, Directors, Consultants or other.

     7. Contractor's Obligations on Termination of Agreernent. Upon completion of the Work Product or earlier termination of this Agreement, the CONTRACTOR will deliver to VHT and will not keep in its possession nor deliver to anyone else, the originals or copies of any and all information and material referred to in the Agreement, including Work Product of the CONTRACTOR, and all notes, memoranda, specifications, devices, documents, electronic media published to CONTRACTOR, or any other material containing or disclosing any such information or material, including specifically source code or other hard copy output embodying the Work Product developed by CONTRACTOR pursuant to this Agreement CONTRACTOR is specifically prohibited from using the Work Product for any other purpose whatsoever. All Work Product and confidential information of VHT shall be and are the sole and exclusive property of VHT whether or not made or developed by the CONTRACTOR.

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     8. Representations and Warranties of CONTRACTOR.
       CONTRACTOR warrants that:
     * CONTRACTOR'S performance of the services called for by this Agreement do not violate any applicable law, rule, or regulation; any contracts with third-party rights in any patent, trademark, copyright, trade secret, or similar right; and
     * CONTRACTOR has read and understands this Agreement and has sufficient right, title, and interest to grant and convey the rights accorded to VHT under section 4 hereof.
     * CONTRACTOR warrants that all Work under this Agreement shall be performed in a workmanlike manner and in substantial conformity with the specifications published by CONTRACTOR with respect thereto, if any.

     9. Benefit. The obligations under this Agreement shall be binding upon and shall inure to the benefit of VHT its successors and assigns and shall be binding upon and shall inure to the benefit of CONTRACTOR, and CONTRACTORS., heirs, successors, and legal representatives of CONTRACTOR.

   10. Attorney's fees-, remedies. In the event of any legal action, whether in law or by equity, or pursuant to any type of alternative dispute resolution mechanism, the prevailing party shall be awarded its costs, disbursements and expenses of such action, including reasonable attorney's fees.

   11. General Provisions. This Agreement sets forth the entire understanding of the parties with respect to the matters herein. No amendment or modification to this Agreement shall be effective unless the same shall be reduced to writing and executed by the parties hereto. Should any portion of this Agreement be determined by the courts to be in conflict with any applicable law, the validity of the remaining portions shall not be affected thereby. Each of the rights and remedies enumerated herein shall be independent of the other and shall be separately enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of any other rights and remedies available to VHT at law or in equity, all of which shall be cumulative

   12. The validity and interpretation of this Agreement shall be governed by the laws of the state of Minnesota This Agreement may not be assigned by CONTRACTOR. Any litigation relating to the interpretation and/or enforcement of this Agreement shall be exclusively venued in the state or federal courts sitting in Hennepin or Ramsey County Minnesota and CONTRACTOR consents to this exclusive venue and agrees that the fort= is convenient to both parties and waives any right to contest the same. The provisions of Section 2 - 11 this Agreement shall survive termination of this Agreement.

IN WITNESS WHERE OF, this Agreement has been executed as of the date first above written.

/s/Vital Health Technologies
Vital Health Technologies, L.L.C.
________________________
(Contractor)

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                            Exhibit A
                          COMPENSATION

Contractor will provide services to Vital Health Technologies that are in alignment with the development plan and equity reorganization of Vital Heart Systems, Inc. (Exhibit B). Contractor will be compensated based on the achievement of two separate milestones.

1.)  Negotiation  of  final settlements on  substantially  all outstanding judgment debt.
2.)   The  completion  of  the  development  plan  and  equity
reorganization as described in the agreement between the two companies.

  * Compensation for the achievement of the 1st milestone Contractor will be credited with 40,000 warrants to purchase shares of Vital Heart Systems, Inc. common stock at a price of .049 per share. Warrants shall have a 5-year term from the date of issue. Warrants will be issued following the equity reorganization of Vital Heart Systems, Inc.

  *  Compensation for the achievement of the 2nd  milestone
     Contractor will be credited with an additional 60,000 warrants on the same terms as described above.

  * Contractor will also rive a cash bonus in the amount of $10,000 for the achievement of the milestone contractor

/s/SRC Funding
Contactor

/s/ Vital Health Technologies
Vital Health Technologies


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                            EXHIBIT B

  TERMS OF CONVERSION AGREEMENT WITH VITAL HEART SYSTEMS, INC.


     Vital Health Technologies, L.L.C. was recently formed for the purpose of providing a mechanism for funding the reorganization and development of Vital Heart Systems, Inc. The Company has a formal agreement which includes a 12-month bridge loan at an interest rate of 10% with a security interest in all assets of Vital Heart Systems, and will maintain ownership of any assets paid for directly and he Id in the name of Vital Health Technologies L.L-C. Aurora Capital Management, has a security interest in the patents of Vital Heart Systems with virtually the same conversion features as Vital Health Technologies. The agreement calls for funding to be provided in phases as the Company deems appropriate. Any capital not currently needed will remain in an
     appropriate   account  in  the  name  of   Vital   Health
     Technologies, L.L C.

     At which time key benchmarks are achieved, conversion will take place and each unit of Vital Health Technologies, L.L.C. will convert to shares of Vital Heart Systems, Inc. common stock by dividing $5,000 by an amount equal to the 30 day average trading price of Vital He an Systems, Inc. common Stock. immediately prior to the effective date of the merger, or $.50 per share, should the 30-day average exceed $.50 per share

     The key benchmarks necessary for the conversion of the debt include:

     1.) Successful completion of a I for 60 reverse stock split of Vital Heart Systems, Inc. common stock.
     2.) Settlement of all outstanding debts of Vital Heart Systems, Inc. (excluding any debt that falls under the statute of limitations and any debt which Has a conversion to stock provision). Settlements must be in accordance with the budgeted amount of common stock
     allocated   for   the   specific  purpose   of   creditor
     settlements.
     3.) Completion and filing of all past corporate tax returns -and SEC reporters.
     4) The establishment of a transfer agent and trading system for Vital Heart Systems. Inc. common stock.

     The Board of Governors of Vital Health Technologies, Inc. will determine if satisfactory completion of the benchmarks has been achieved and reserves the right to waive or modify one or more of the benchmarks if sufficient progress has been made.

     Forecast of post merger equity structure assuming sale of 100 Units:


Investors in Vital Health Technologies
    (converted at 50 cents per share)            1,000,000
*Aurora Capital Management, L.L.C.               1,000,000
Vital Heart Current Shareholders
    (following a I for 60 reverse stock split)     400,000
Creditors of Vital Heart                           600,000
Total Shares                                     3,000,000

Development Team Warrants                          300,000
Agent Warrants (Fundraising)                       100,000
Total Warrants                                     400,000

*Aurora Capital Management, L.L.C. shares are issued as part of an original agreement entered into in 1997. ACM will be issued additional stock as a creditor and warrants for development team services.

The Company expects to seek an additional $ 1,000.000 to $2,000,000 of equity capital to implement Vital Heart Systems long-term operating plan after the initial reorganization efforts are completed.


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